Exhibit 11.1

[CAPTION]
                    WILLCOX & GIBBS, INC. AND SUBSIDIARIES
       COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                   (000's Omitted, Except Per Share Amounts)



                                                      NINE MONTHS ENDED            THREE MONTHS ENDED
                                                        SEPTEMBER 30,                 SEPTEMBER 30,
                                                     --------------------          -------------------
                                                     1994            1993          1994           1993
                                                     ----            ----          ----           ----
Income Applicable To Primary Common And
  Common Equivalent Shares
     Income From Continuing Operations               $7,355         $4,598        $2,780       $2,126
     Discontinued Operations                           (327)         1,650          (934)         157
                                                    -------        -------       -------      -------
     Income Before Cumulative Effect Of
       A Change In Accounting For Taxes               7,028          6,248         1,846        2,283
     Cumulative Effect Of A Change In
       Accounting For Taxes                               0            660             0            0
                                                    -------        -------       -------      -------
     Net Income                                      $7,028         $6,908        $1,846       $2,283
                                                    =======        =======       =======      =======
Income Applicable To Fully Diluted
  Common And Common Equivalent Shares
     Income From Continuing Operations               $7,355         $4,598        $2,780       $2,126
     Interest Reduction, Net of Taxes,
       Upon Conversion Of Convertible
       Subordinated Debentures                        1,470          1,496           490          499
                                                    -------        -------       -------      -------
     Income From Continuing Operations                8,825          6,094         3,270        2,625
     Discontinued Operations                           (327)         1,650          (934)         157
                                                    -------        -------       -------      -------
     Income Before Cumulative Effect Of
       A Change In Accounting For Taxes               8,498          7,744          2,336        2,782
     Cumulative Effect Of A Change In
       Accounting For Taxes                               0            660              0            0
                                                    -------        -------        -------      -------
     Net Income                                      $8,498         $8,404         $2,336       $2,782
                                                    =======        =======        =======      =======
     Primary Shares:
       Weighted Average Number Of
          Common Shares And Common
          Share Equivalents Outstanding
          During The Period:
            Common (Net Of Treasury Shares)          23,609         20,948         24,277       20,948
            Options                                      41              1             41            1
                                                    -------        -------        -------      -------
            Total                                    23,650         20,949         24,318       20,949
                                                    =======        =======        =======      =======

                                                                                          Exhibit 11.1
                                                                                           (continued)

     Fully Diluted Shares:
       Weighted Average Number Of
          Common Shares And Common
          Share Equivalents Outstanding
          During The Period:
            Common (Net Of Treasury Shares)          23,609         20,948         24,277       20,948
            Options                                      41              1             41            1
            Conversion Of Subordinated
               Debentures                             5,225          5,225          5,225        5,225
                                                    -------        -------        -------      -------

            Total                                    28,875         26,174         29,543       26,174
                                                    =======        =======        =======      =======

     Earnings Per Share
       Primary
          Income From Continuing Operations           $0.31          $0.22          $0.11        $0.10
          Discontinued Operations                     (0.01)          0.08          (0.03)        0.01
                                                    -------        -------        -------      -------
          Income Before Cumulative Effect
            Of A Change In Accounting For
            Taxes                                      0.30           0.30           0.08         0.11
          Cumulative Effect Of A Change
            In Accounting For Taxes                    0.00           0.03           0.00         0.00
                                                    -------        -------        -------      -------

          Net Income                                  $0.30          $0.33          $0.08        $0.11
                                                    =======        =======        =======      =======

     Earnings Per Share
       Fully Diluted
          Income From Continuing Operations           $0.31          $0.24          $0.11        $0.10
          Discounted Operations                       (0.01)          0.06          (0.03)        0.01
                                                    -------        -------        -------      -------
          Income Before Cumulative Effect
            Of A Change In Accounting For
            Taxes                                      0.30           0.30           0.08         0.11
          Cumulative Effect Of A Change In
            Accounting For Taxes                       0.00           0.03           0.00         0.00
                                                    -------        -------        -------      -------
               Net Income                             $0.30          $0.33          $0.08        $0.11
                                                    =======        =======        =======      =======
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